Exhibit 99.1

Republic Bancorp, Inc. Reports Second Quarter Net Income of $8.3 Million

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 22, 2016--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report second quarter net income of $8.3 million and Diluted Earnings per Class A Common Share of $0.40, both on par with the second quarter of 2015 despite additional noninterest expenses during the quarter resulting from transaction costs associated with the Company’s completion of its Cornerstone Bancorp, Inc. (“Cornerstone”) acquisition on May 17, 2016. Year-to-date net income was $26.1 million, a $4.0 million, or 18%, increase from the same period in 2015, resulting in return on average assets (“ROA”) and return on average equity (“ROE”) of 1.19% and 8.81% for the first six months of 2016.

Steve Trager, Republic’s Chairman and Chief Executive Officer, commented: “While the successful completion of our Cornerstone acquisition highlighted our second quarter, we continued to receive solid contributions from all of our other operating segments. Warehouse Lending, in particular, experienced solid growth with an increase in its quarterly average loans of $121 million from the first quarter of 2016. In addition, our Republic Processing Group (“RPG”) segment experienced positive net income growth in two of its small-dollar loan programs during the quarter. The solid performance of our Company across all of our operating segments continues to give me great optimism for the remainder of 2016 and beyond.”

The following tables highlight Republic’s financial performance for the second quarter and first six months of 2016 compared to the same periods in 2015:

dollars in thousands, except per-share data
	Highlights of Financial Performance
	Three Months Ended				Six Months Ended
	Jun. 30, 2016	Jun. 30, 2015	$ Change	% Change	Jun. 30, 2016	Jun. 30, 2015	$ Change	% Change

Income before income taxes	$12,699	$12,474	$225	2%	$39,327	$33,223	$6,104	18%
Net Income*	8,340	8,320	20	0%	26,075	22,108	3,967	18%
Diluted Earnings per Class A Share	0.40	0.40	-	0%	1.26	1.07	0.19	18%
ROA	0.77%	0.85%	NA	-9%	1.19%	1.12%	NA	6%
ROE	5.59%	5.78%	NA	-3%	8.81%	7.74%	NA	14%

dollars in thousands
	Core Banking Net Income by Origination Channel
	Three Months Ended				Six Months Ended
Segment/Origination Channel	Jun. 30, 2016	Jun. 30, 2015	$ Change	% Change	Jun. 30, 2016	Jun. 30, 2015	$ Change	% Change

Traditional Banking segment*:
Traditional Network	$4,986	$4,173	$813	19%	$10,958	$9,533	$1,425	15%
Correspondent Lending	200	384	(184)	-48%	388	381	7	2%
2016-Cornerstone Acquisition	(330)	-	(330)	NM	(488)	-	(488)	NM
2012-FDIC-Acquired Loans	353	1,268	(915)	-72%	1,265	1,257	8	1%
Digital Bank Initiative	(249)	-	(249)	NM	(413)	-	(413)	NM
Total Traditional Banking segment	4,960	5,825	(865)	-15%	11,710	11,171	539	5%

Warehouse Lending segment*	1,622	1,779	(157)	-9%	2,846	2,893	(47)	-2%

Mortgage Banking segment*	332	51	281	551%	426	186	240	129%
Total Core Banking*	$6,914	$7,655	$(741)	-10%	$14,982	$14,250	$732	5%

*See Segment Data in the back of this Earnings Release NA – Not applicable NM – Not meaningful

Second Quarter Impact of the Company’s Cornerstone Acquisition

As previously noted, the Company completed its acquisition of Cornerstone on May 17, 2016. As a result of the completion of the merger, the Company incurred pre-tax charges during the quarter totaling $704,000 for conversion-related expenses, professional fees and compensation-related expenses for Cornerstone employees acquired as part of the acquisition. As expected, the Cornerstone acquisition contributed a net after-tax loss of $330,000 to the Company’s operating results for the second quarter of 2016 as a consequence of these day-one expenses. Net income from the Cornerstone acquisition is expected to be accretive to the Company’s overall operating results on a quarterly basis going forward, as well as cumulatively for its first twelve months of operations post-acquisition.

Results of Operations for the Second Quarter of 2016 Compared to the Second Quarter of 2015

Core Bank(1) – Net income from Core Banking was $6.9 million for the second quarter of 2016, a decrease of $741,000, or 10%, from the second quarter of 2015. Comparability between the two quarters was impacted by the previously mentioned acquisition of Cornerstone and a $1.1 million reduction in loan accretion income from the second quarter of 2015, which resulted from continued paydowns and payoffs in the Company’s loan portfolios obtained through its 2012-FDIC assisted transactions.

Net interest income at the Core Bank increased to $33.4 million during the second quarter of 2016, a $2.8 million, or 9%, increase over the second quarter of 2015. The overall change in the Core Bank's net interest income for the second quarter of 2016 is further segmented by its origination channels in the table below:

	Net Interest	Net Interest
	Income	Income
(in thousands)	2nd Quarter	2nd Quarter	$	%
Origination Channel	2016	2015	Change	Change

Traditional Network	$27,715	$25,265	$2,450	10%
Warehouse Lending	3,790	3,505	285	8%
Correspondent Lending	426	171	255	149%
2016-Cornerstone Acquisition	931	-	931	NM
2012-FDIC Acquired Loans	505	1,620	(1,115)	-69%
Total Core Bank Net Interest Income	$33,367	$30,561	$2,806	9%

NM – Not meaningful

The increase in net interest income was primarily the result of a $290 million, or 9%, year-over-year increase in the Core Bank’s quarterly average loans from the second quarter of 2015 to the second quarter of 2016. The strong growth in average loans outstanding more than offset the negative impact to the Core Bank’s net interest income resulting from a decrease of three basis points to its net interest margin from the second quarter of 2015 to the second quarter of 2016.

The overall change in the Core Bank’s average loan balances by origination channel is presented below:

	Average	Average
	Quarterly	Quarterly
(in thousands)	Loans	Loans	$	%
Origination Channel	Jun. 30, 2016	Jun. 30, 2015	Change	Change

Traditional Network	$2,698,166	$2,510,706	$187,460	7%
Warehouse Lending	413,135	396,934	16,201	4%
Correspondent Lending	239,221	234,411	4,810	2%
2016-Cornerstone Acquisition	93,914	-	93,914	NM
2012-FDIC Acquired Loans	20,879	33,247	(12,368)	-37%
Total Core Bank Loans	$3,465,315	$3,175,298	$290,017	9%

NM – Not meaningful

The following factors were the primary drivers of the changes in the Core Bank’s average loan balances and net interest income by origination channel for the second quarter of 2016 as compared to the second quarter of 2015:

  The Core Bank’s Traditional Network experienced solid overall loan growth, with particularly strong growth in the quarterly average balance from the second quarter of 2015 to the second quarter of 2016 for the following portfolios: $64 million in Commercial Real Estate (“CRE”); $56 million in Commercial & Industrial (“C&I”); $41 million in Home Equity Lines of Credit (“HELOCs”); and $18 million in Indirect Auto. Growth in the commercial-related categories was primarily driven by a strong 2015 production year from the Core Bank’s Commercial and Corporate Banking Department. Year-over-year growth in HELOCs was driven primarily by a successful first-year-introductory-rate promotion, while growth in Indirect Auto loans was driven by the Company’s Dealer Services Department.
  Within the Warehouse Lending (“Warehouse”) segment, net interest income remained solid when compared to the second quarter of 2015, as usage of Warehouse lines of credit remained relatively high among the Core Bank’s clients during the quarter. Average Warehouse loan balances for the second quarter of 2016 were $413 million, a $16 million increase from a strong second quarter of 2015. The yield for Warehouse lines of credit during the second quarter of 2016 increased 28 basis points from the same period in 2015, as Warehouse yields were positively impacted by an increase in short-term interest rates.
  While the Core Bank’s average balance of correspondent loans increased only $5 million from the second quarter of 2015, its period-end balances within this portfolio decreased $87 million. The decrease in the period-end balances for correspondent loans resulted primarily from a reclassification of $74 million of these loans into the held-for-sale category, as management decided in late June to sell a portion of this portfolio in order to further enhance its overall liquidity position. The Company expects the sale to close in late July 2016.
  With the Company’s Cornerstone mid-quarter acquisition occurring as of the close of business on May 17, 2016, the Core Bank benefitted from 44 days of net interest income from the acquired Cornerstone assets and liabilities.
  The Core Bank’s 2012 FDIC-assisted transactions, as expected, contributed $1.1 million less in net interest income during the second quarter of 2016 compared to the same period in 2015, partially offsetting the positive variances noted above. Overall, accretion income from the 2012 FDIC-assisted transactions contributed only two basis points to the Core Bank’s net interest margin during the second quarter of 2016 compared to 14 basis points for the same period in 2015.

The Core Bank’s provision for loan and lease losses remained favorably low for the second quarter of 2016. Provision expense for the second quarter of 2016 included one notable provision of $330,000 associated with one C&I relationship. The remaining provision expense for the second quarter of 2016 and 2015 primarily represented an increase in general loss reserves, driven by the growth in the Core Bank’s loan portfolio during the respective quarters.

The table below illustrates the Core Bank’s well-regarded credit quality ratios for the most recent quarter ends and the previous three calendar year ends:

	As of and for the:
	Quarter Ending:		Year Ending:

Core Banking Credit Quality Ratios	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Dec. 31, 2014	Dec. 31, 2013

Nonperforming loans to total loans	0.54%	0.60%	0.66%	0.78%	0.81%

Nonperforming assets to total loans (including OREO)	0.58%	0.63%	0.70%	1.15%	1.47%

Delinquent loans to total loans	0.28%	0.25%	0.35%	0.52%	0.63%

Net charge-offs to average loans	0.05%	0.04%	0.05%	0.08%	0.18%
(Annualized as of 6/30/16 and 3/31/16)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $8.0 million during the second quarter of 2016 compared to $7.2 million for the second quarter of 2015. Impacting the Core Bank’s noninterest income comparisons between the second quarters of 2016 and 2015 were the following:

  Mortgage banking income increased $336,000 due to an increase in home-purchase loans combined with a rise in refinance activity. Such refinance activity resulted from a downturn in long-term interest rates and the subsequent increase in customer demand for long-term fixed rate loan products. As a result, secondary-market loan originations increased from $50 million during the second quarter of 2015 to $59 million for the second quarter of 2016.
  Interchange fees increased $351,000, primarily due to an increase in debit-card interchange revenue. The higher revenue for debit card related transactions was primarily the result of growth in retail checking accounts and an increase in customer use of signature-based transactions, which grew 23% on a quarter-over-quarter basis.
  Net gains (losses) on other real estate owned (“OREO”) improved $235,000, as the Bank’s OREO required no mark-to-market charges during the second quarter of 2016 compared to $220,000 in such charges during the same period in 2015.

Core Bank noninterest expenses increased $3.9 million, or 15%, from the second quarter of 2015 to the same period in 2016. The increase was primarily due to higher salary expense, as the Core Bank, excluding the acquired Cornerstone employees, added 76 additional full-time equivalent employees over the previous 12 months. Additionally, as previously discussed, the Core Bank incurred approximately $704,000 in pre-tax transaction-related expenses for its Cornerstone acquisition.

Republic Processing Group (“RPG”)

RPG recorded net income of $1.4 million for the second quarter of 2016 compared to net income of $665,000 during the second quarter of 2015. A notable part of this increase was from a rise in net income associated with RPG’s Republic Credit Solutions (“RCS”) small-dollar loan division, which contributed a net loss to RPG of $142,000 during the second quarter of 2015, as compared to net income of $962,000 during the second quarter of 2016. The increased profitability within the RCS division resulted primarily from a $59 million increase in small-dollar loan origination volume for the quarter, which generated a solid increase in fee income as the majority of these loans were sold subsequent to origination. In addition, the balances for the loans retained by RPG, generating an on-going spread, increased from $6 million at June 30, 2015 to $12 million at June 30, 2016. Loan balances are expected to increase modestly as RPG continues to prudently grow its overall small dollar program.

Conclusion

“As we enter the second half of 2016, we are excited about the many initiatives that we have on-going at the Company. Front and center of these initiatives is the rollout of our new, separately-branded, digital banking platform, which remains on schedule to launch in the fall. We plan to use this new platform to complement our existing brick-and-mortar locations, and if successful, expand our deposit reach over the long term. Other notable initiatives for the remainder of 2016 include:

  The completion of our core systems’ merger with Cornerstone’s legacy systems on July 22nd, which should allow us to capitalize on the operational synergies of the transaction;
  The relocation of our Cincinnati, Ohio, banking center to a larger, more prominent facility; and
  The rollout of our new Dealer Floor Plan Lending platform, to further diversify our loan product mix and further complement our Indirect Auto Lending platform.

We continue to be excited about these and all opportunities available to us as a nimble and well-capitalized, $4.6 billion bank. We look forward to finishing the year strong, as we remain steadfast in our desire to provide great value to our customers and shareholders,” concluded Trager.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 44 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; six banking centers in five Florida communities – Largo, Port Richey, St. Petersburg, Seminole, Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $4.6 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here.®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on the following: our current expectations and assumptions regarding our business; changes in interest rates; the ability to develop products and strategies in order to meet the Company’s long-term strategic goals; the ability of the Company to integrate acquired operations, including obtaining synergies, integration objectives and anticipated timelines; the ability to close on future acquisitions; the overall economy; and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the actual timing, magnitude and frequency of interest rate changes, as well as the actual changes in market conditions and the application and timing of various management strategies as compared to those projected in our interest rate model. Additionally, actual results could differ materially from the interest rate model if interest rates do not move equally across all points on the yield curve and based upon other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2015. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Jun. 30, 2016	Dec. 31, 2015	Jun. 30, 2015
Assets:
Cash and cash equivalents	$142,979	$210,082	$92,766
Investment securities	551,027	555,785	499,682
Loans held for sale	94,658	4,597	11,819
Loans	3,691,323	3,326,610	3,323,977
Allowance for loan and lease losses	(29,308)	(27,491)	(25,248)
Loans, net	3,662,015	3,299,119	3,298,729
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208
Premises and equipment, net	42,956	31,106	33,560
Goodwill	16,313	10,168	10,168
Other real estate owned ("OREO")	1,503	1,220	2,920
Bank owned life insurance ("BOLI")	60,986	52,817	52,117
Other assets and accrued interest receivable	46,277	37,187	36,250
Total assets	$4,646,922	$4,230,289	$4,066,219

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$867,095	$634,863	$598,572
Interest-bearing	1,988,952	1,852,614	1,681,038
Total deposits	2,856,047	2,487,477	2,279,610

Securities sold under agreements to repurchase and other short-term borrowings	126,124	395,433	229,825
Federal Home Loan Bank advances	987,500	699,500	916,500
Subordinated note	45,364	41,240	41,240
Other liabilities and accrued interest payable	36,864	30,092	26,072
Total liabilities	4,051,899	3,653,742	3,493,247

Stockholders' equity	595,023	576,547	572,972
Total liabilities and Stockholders' equity	$4,646,922	$4,230,289	$4,066,219

Average Balance Sheet Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2016	2015	2016	2015
Assets:
Investment securities, including FHLB stock	$579,027	$531,402	$580,448	$528,161
Federal funds sold and other interest-earning deposits	95,204	32,300	197,664	86,933
Loans and fees, including loans held for sale	3,479,397	3,180,127	3,386,255	3,105,014
Total interest-earning assets	4,153,628	3,743,829	4,164,367	3,720,108
Total assets	4,351,843	3,925,312	4,394,343	3,934,868

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$805,718	$601,371	$861,204	$660,150
Interest-bearing deposits	1,980,310	1,703,982	1,942,014	1,670,168
Securities sold under agreements to repurchase and other short-term borrowings	267,574	335,530	337,636	363,321
Federal Home Loan Bank advances	627,335	646,737	589,709	607,554
Subordinated note	43,234	41,240	42,237	41,240
Total interest-bearing liabilities	2,918,453	2,727,489	2,911,596	2,682,283
Stockholders' equity	596,795	575,653	592,194	571,600

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2016	2015	2016	2015

Total interest income(2)	$40,140	$35,722	$84,155	$69,483
Total interest expense	4,563	4,664	9,144	9,403

Net interest income	35,577	31,058	75,011	60,080

Provision for loan and lease losses	1,814	904	7,000	1,089

Noninterest income:
Service charges on deposit accounts	3,282	3,247	6,422	6,286
Net refund transfer fees	1,909	1,907	18,987	17,242
Mortgage banking income	1,560	1,224	2,821	2,577
Interchange fee income	2,217	2,044	4,340	4,238
Republic Processing Group program fees	664	169	963	397
Gain on call of security available for sale	-	88	-	88
Net gains (losses) on OREO	80	(155)	328	(274)
Increase in cash surrender value of BOLI	369	353	708	702
Other	721	608	1,154	1,215
Total noninterest income	10,802	9,485	35,723	32,471

Noninterest expenses:
Salaries and employee benefits	17,814	14,323	34,897	29,600
Occupancy and equipment, net	5,109	5,142	10,528	10,343
Communication and transportation	872	771	1,945	1,817
Marketing and development	1,190	977	1,697	1,562
FDIC insurance expense	480	474	1,138	1,148
Bank franchise tax expense	647	847	3,098	3,248
Data processing	1,543	1,092	2,876	2,058
Interchange related expense	1,047	931	1,951	1,938
Supplies	240	219	689	580
OREO expense	116	120	196	339
Legal and professional fees	604	528	1,427	2,143
Other	2,204	1,741	3,965	3,463
Total noninterest expenses	31,866	27,165	64,407	58,239

Income before income tax expense	12,699	12,474	39,327	33,223
Income tax expense	4,359	4,154	13,252	11,115

Net income	$8,340	$8,320	$26,075	$22,108

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2016	2015	2016	2015
Per Share Data:

Basic average shares outstanding	20,947	20,860	20,956	20,859
Diluted average shares outstanding	20,958	20,941	20,966	20,939

End of period shares outstanding:
Class A Common Stock	18,617	18,602	18,617	18,602
Class B Common Stock	2,245	2,245	2,245	2,245

Book value per share(3)	$28.52	$27.48	$28.52	$27.48
Tangible book value per share(3)	27.44	26.76	27.44	26.76

Earnings per share:
Basic earnings per Class A Common Stock	$0.40	$0.40	$1.26	$1.07
Basic earnings per Class B Common Stock	0.37	0.37	1.14	0.97
Diluted earnings per Class A Common Stock	0.40	0.40	1.26	1.07
Diluted earnings per Class B Common Stock	0.37	0.36	1.14	0.97

Cash dividends declared per share:
Class A Common Stock	$0.209	$0.198	$0.407	$0.385
Class B Common Stock	0.190	0.180	0.370	0.350

Performance Ratios:

Return on average assets	0.77%	0.85%	1.19%	1.12%
Return on average equity	5.59	5.78	8.81	7.74
Efficiency ratio(4)	69	67	58	63
Yield on average interest-earning assets	3.87	3.82	4.04	3.74
Cost of interest-bearing liabilities	0.63	0.68	0.63	0.70
Cost of deposits(5)	0.19	0.18	0.20	0.19
Net interest spread	3.24	3.14	3.41	3.04
Net interest margin - Total Company	3.43	3.32	3.60	3.23
Net interest margin - Core Bank(1)	3.28	3.31	3.19	3.25

Other Information:

End of period FTEs(6) - Total Company	883	751	883	751
End of period FTEs(6) - Core Bank	818	699	818	699
Number of banking centers	44	40	44	40

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended Jun. 30,		Six Months Ended Jun. 30,
	2016	2015	2016	2015
Credit Quality Asset Balances:

Loans on nonaccrual status	$18,778	$24,624	$18,778	$24,624
Loans past due 90-days-or-more and still on accrual	1,178	-	1,178	-
Total nonperforming loans	19,956	24,624	19,956	24,624
OREO	1,503	2,920	1,503	2,920
Total nonperforming assets	$21,459	$27,544	$21,459	$27,544
Total delinquent loans	$10,607	$11,355	$10,607	$11,355

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.54%	0.74%	0.54%	0.74%
Nonperforming assets to total loans (including OREO)	0.58	0.83	0.58	0.83
Nonperforming assets to total assets	0.46	0.68	0.46	0.68
Allowance for loan and lease losses to total loans	0.79	0.76	0.79	0.76
Allowance for loan and lease losses to nonperforming loans	147	103	147	103
Delinquent loans to total loans(7)	0.29	0.34	0.29	0.34
Net charge-offs to average loans (annualized)	0.46	0.04	0.31	0.02

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.54%	0.74%	0.54%	0.74%
Nonperforming assets to total loans (including OREO)	0.58	0.83	0.58	0.83
Nonperforming assets to total assets	0.47	0.68	0.47	0.68
Allowance for loan and lease losses to total loans	0.73	0.75	0.73	0.75
Allowance for loan and lease losses to nonperforming loans	135	102	135	102
Delinquent loans to total loans(7)	0.28	0.34	0.28	0.34
Net charge-offs to average loans (annualized)	0.05	0.04	0.04	0.03

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015
Assets:
Cash and cash equivalents	$142,979	$198,172	$210,082	$90,731	$92,766
Investment securities	551,027	556,605	555,785	502,599	499,682
Loans held for sale	94,658	8,129	4,597	12,326	11,819
Loans	3,691,323	3,351,969	3,326,610	3,297,874	3,323,977
Allowance for loan and lease losses	(29,308)	(31,475)	(27,491)	(26,959)	(25,248)
Loans, net	3,662,015	3,320,494	3,299,119	3,270,915	3,298,729
Federal Home Loan Bank stock, at cost	28,208	28,208	28,208	28,208	28,208
Premises and equipment, net	42,956	30,277	31,106	31,095	33,560
Goodwill	16,313	10,168	10,168	10,168	10,168
Other real estate owned	1,503	1,280	1,220	2,832	2,920
Bank owned life insurance	60,986	53,156	52,817	52,465	52,117
Other assets and accrued interest receivable	46,277	40,276	37,187	34,638	36,250
Total assets	$4,646,922	$4,246,765	$4,230,289	$4,035,977	$4,066,219

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$867,095	$800,946	$634,863	$637,875	$598,572
Interest-bearing	1,988,952	1,935,700	1,852,614	1,729,955	1,681,038
Total deposits	2,856,047	2,736,646	2,487,477	2,367,830	2,279,610

Securities sold under agreements to repurchase and other short-term borrowings	126,124	319,893	395,433	309,624	229,825
Federal Home Loan Bank advances	987,500	517,500	699,500	711,500	916,500
Subordinated note	45,364	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	36,864	39,929	30,092	31,071	26,072
Total liabilities	4,051,899	3,655,208	3,653,742	3,461,265	3,493,247

Stockholders' equity	595,023	591,557	576,547	574,712	572,972
Total liabilities and Stockholders' equity	$4,646,922	$4,246,765	$4,230,289	$4,035,977	$4,066,219

Average Balance Sheet Data
	Quarterly Comparison
	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015
Assets:
Investment securities, including FHLB stock	$579,027	$581,869	$595,739	$533,956	$531,402
Federal funds sold and other interest-earning deposits	95,204	298,250	71,480	30,633	32,300
Loans and fees, including loans held for sale	3,479,397	3,292,689	3,249,595	3,235,057	3,180,127
Total interest-earning assets	4,153,628	4,172,808	3,916,814	3,799,646	3,743,829
Total assets	4,351,843	4,436,843	4,088,016	3,971,501	3,925,312

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$805,718	$916,691	$675,500	$609,641	$601,371
Interest-bearing deposits	1,980,310	1,903,721	1,774,526	1,740,553	1,703,982
Securities sold under agreements to repurchase and other short-term borrowings	267,574	407,698	426,833	363,905	335,530
Federal Home Loan Bank advances	627,335	552,082	567,163	616,509	646,737
Subordinated note	43,234	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,918,453	2,904,741	2,809,762	2,762,207	2,727,489
Stockholders' equity	596,795	587,593	578,573	577,185	575,653

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015

Total interest income(2)	$40,140	$44,015	$36,842	$36,107	$35,722
Total interest expense	4,563	4,581	4,376	4,683	4,664
Net interest income	35,577	39,434	32,466	31,424	31,058

Provision for loan and lease losses	1,814	5,186	2,074	2,233	904

Noninterest income:
Service charges on deposit accounts	3,282	3,140	3,330	3,399	3,247
Net refund transfer fees	1,909	17,078	49	97	1,907
Mortgage banking income	1,560	1,261	862	972	1,224
Interchange fee income	2,217	2,123	2,148	1,967	2,044
Republic Processing Group program fees	664	319	329	474	169
Gain on call of security available for sale	-	-	-	-	88
Net gains (losses) on OREO	80	248	(19)	(8)	(155)
Increase in cash surrender value of BOLI	369	339	353	348	353
Other	721	413	665	557	608
Total noninterest income	10,802	24,921	7,717	7,806	9,485

Noninterest expenses:
Salaries and employee benefits	17,814	17,083	13,194	15,297	14,323
Occupancy and equipment, net	5,109	5,419	5,129	5,217	5,142
Communication and transportation	872	1,073	984	951	771
Marketing and development	1,190	507	843	756	977
FDIC insurance expense	480	658	462	474	474
Bank franchise tax expense	647	2,451	640	846	847
Data processing	1,543	1,333	1,323	959	1,092
Interchange related expense	1,047	904	1,026	909	931
Supplies	240	449	292	229	219
OREO expense	116	80	250	146	120
Legal and professional fees	604	823	510	653	528
Other	2,204	1,761	2,194	1,801	1,741
Total noninterest expenses	31,866	32,541	26,847	28,238	27,165

Income before income tax expense	12,699	26,628	11,262	8,759	12,474
Income tax expense	4,359	8,893	3,844	3,119	4,154

Net income	$8,340	$17,735	$7,418	$5,640	$8,320

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015
Per Share Data:

Basic average shares outstanding	20,947	20,904	20,876	20,848	20,860
Diluted average shares outstanding	20,958	21,009	20,953	20,934	20,941

End of period shares outstanding:
Class A Common Stock	18,617	18,659	18,652	18,603	18,602
Class B Common Stock	2,245	2,245	2,245	2,245	2,245

Book value per share(3)	$28.52	$28.30	$27.59	$27.57	$27.48
Tangible book value per share(3)	27.44	27.58	26.87	26.84	26.76

Earnings per share:
Basic earnings per Class A Common Stock	$0.40	$0.86	$0.36	$0.27	$0.40
Basic earnings per Class B Common Stock	0.37	0.78	0.33	0.25	0.37
Diluted earnings per Class A Common Stock	0.40	0.85	0.36	0.27	0.40
Diluted earnings per Class B Common Stock	0.37	0.77	0.33	0.25	0.36

Cash dividends declared per share:
Class A Common Stock	$0.209	$0.198	$0.198	$0.198	$0.198
Class B Common Stock	0.190	0.180	0.180	0.180	0.180

Performance Ratios:

Return on average assets	0.77%	1.60%	0.73%	0.57%	0.85%
Return on average equity	5.59	12.07	5.13	3.91	5.78
Efficiency ratio(4)	69	51	67	72	67
Yield on average interest-earning assets	3.87	4.22	3.76	3.80	3.82
Cost of interest-bearing liabilities	0.63	0.63	0.62	0.68	0.68
Cost of deposits(5)	0.19	0.20	0.19	0.18	0.18
Net interest spread	3.24	3.59	3.14	3.12	3.14
Net interest margin - Total Company	3.43	3.78	3.32	3.31	3.32
Net interest margin - Core Bank(1)	3.28	3.12	3.17	3.29	3.31

Other Information:

End of period FTEs(6) - Total Company	883	817	785	769	751
End of period FTEs(6) - Core Bank	818	756	726	712	699
Number of banking centers	44	40	40	40	40

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015
Credit Quality Asset Balances:

Loans on nonaccrual status	$18,778	$19,907	$21,712	$23,143	$24,624
Loans past due 90-days-or-more and still on accrual	1,178	-	224	43	-
Total nonperforming loans	19,956	19,907	21,936	23,186	24,624
OREO	1,503	1,280	1,220	2,832	2,920
Total nonperforming assets	$21,459	$21,187	$23,156	$26,018	$27,544
Total delinquent loans	$10,607	$8,657	$11,731	$11,996	$11,355

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.54%	0.59%	0.66%	0.70%	0.74%
Nonperforming assets to total loans (including OREO)	0.58	0.63	0.70	0.79	0.83
Nonperforming assets to total assets	0.46	0.50	0.55	0.64	0.68
Allowance for loan and lease losses to total loans	0.79	0.94	0.83	0.82	0.76
Allowance for loan and lease losses to nonperforming loans	147	158	125	116	103
Delinquent loans to total loans(7)	0.29	0.26	0.35	0.36	0.34
Net charge-offs to average loans (annualized)	0.46	0.15	0.19	0.06	0.04

Credit Quality Ratios - Core Bank(1):

Nonperforming loans to total loans	0.54%	0.60%	0.66%	0.70%	0.74%
Nonperforming assets to total loans (including OREO)	0.58	0.63	0.70	0.79	0.83
Nonperforming assets to total assets	0.47	0.51	0.55	0.65	0.68
Allowance for loan and lease losses to total loans	0.73	0.78	0.78	0.78	0.75
Allowance for loan and lease losses to nonperforming loans	135	131	117	111	102
Delinquent loans to total loans(7)	0.28	0.25	0.35	0.36	0.34
Net charge-offs to average loans (annualized)	0.05	0.04	0.10	0.05	0.04

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and customers are similar.

As of June 30, 2016, the Company was divided into four distinct operating segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking and Republic Processing Group (“RPG”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” activities. Correspondent Lending operations are considered part of the Traditional Banking segment. The RPG segment includes the following divisions: Tax Refund Solutions (“TRS”), Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”). TRS generates the majority of RPG’s income, with the relatively smaller divisions of RPG, RPS and RCS, considered immaterial for separate and independent segment reporting. All divisions of the RPG segment operate through the Bank.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Segment:	Nature of Operations:	Primary Drivers of Net Revenues:
Core Banking:
Traditional Banking

Provides traditional banking products to

clients primarily in its market footprint via

its network of banking centers and

primarily to clients outside of its market

footprint via its Internet and Correspondent

Lending delivery channels.

Loans, investments and deposits
Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the Nation.	Mortgage warehouse lines of credit
Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in its market footprint.	Loan sales and servicing
Republic Processing Group

The TRS division facilitates the receipt and

payment of federal and state tax refund

products. The RPS division offers general

purpose reloadable cards. The RCS

division offers short-term credit products.

RPG products are primarily provided to

clients outside of the Bank’s market

footprint.

Refund transfers and loans

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2015 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information Second Quarter 2016 Earnings Release (continued) Segment information for the three and six months ended June 30, 2016 and 2015 follows:

	Three Months Ended June 30, 2016
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$29,537	$3,790	$40	$33,367	$2,210	$35,577

Provision for loan and lease losses	798	480	-	1,278	536	1,814

Net refund transfer fees	-	-	-	-	1,909	1,909
Mortgage banking income	-	-	1,560	1,560	-	1,560
Republic Processing Group program fees	-	-	-	-	644	644
Other noninterest income	6,371	5	63	6,439	250	6,689
Total noninterest income	6,371	5	1,623	7,999	2,803	10,802

Total noninterest expenses	27,737	735	1,152	29,624	2,242	31,866

Income before income tax expense	7,373	2,580	511	10,464	2,235	12,699
Income tax expense	2,413	958	179	3,550	809	4,359
Net income	$4,960	$1,622	$332	$6,914	$1,426	$8,340

Segment end-of-period assets	$3,989,769	$585,441	$18,133	$4,593,343	$53,579	$4,646,922

Net interest margin	3.23%	3.67%	NM	3.28%	NM	3.43%

	Three Months Ended June 30, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$26,999	$3,505	$57	$30,561	$497	$31,058

Provision for loan and lease losses	553	164	-	717	187	904

Net refund transfer fees	-	-	-	-	1,907	1,907
Mortgage banking income	-	-	1,224	1,224	-	1,224
Republic Processing Group program fees	-	-	-	-	169	169
Gain on call of security available for sale	88	-	-	88	-	88
Other noninterest income	5,774	6	71	5,851	246	6,097
Total noninterest income	5,862	6	1,295	7,163	2,322	9,485

Total noninterest expenses	23,835	610	1,274	25,719	1,446	27,165

Income before income tax expense	8,473	2,737	78	11,288	1,186	12,474
Income tax expense	2,648	958	27	3,633	521	4,154
Net income	$5,825	$1,779	$51	$7,655	$665	$8,320

Segment end-of-period assets	$3,520,996	$488,356	$15,635	$4,024,987	$41,232	$4,066,219

Net interest margin	3.28%	3.53%	NM	3.31%	NM	3.32%

Republic Bancorp, Inc. Financial Information Second Quarter 2016 Earnings Release (continued)

	Six Months Ended June 30, 2016
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$58,145	$6,445	$72	$64,662	$10,349	$75,011

Provision for loan and lease losses	1,278	498	-	1,776	5,224	7,000

Net refund transfer fees	-	-	-	-	18,987	18,987
Mortgage banking income	-	-	2,821	2,821	-	2,821
Republic Processing Group program fees	-	-	-	-	963	963
Other noninterest income	12,481	10	155	12,646	306	12,952
Total noninterest income	12,481	10	2,976	15,467	20,256	35,723

Total noninterest expenses	52,612	1,430	2,392	56,434	7,973	64,407

Income before income tax expense	16,736	4,527	656	21,919	17,408	39,327
Income tax expense	5,026	1,681	230	6,937	6,315	13,252
Net income	$11,710	$2,846	$426	$14,982	$11,093	$26,075

Segment end-of-period assets	$3,989,769	$585,441	$18,133	$4,593,343	$53,579	$4,646,922

Net interest margin	3.15%	3.65%	NM	3.19%	NM	3.60%

	Six Months Ended June 30, 2015
	Core Banking
(dollars in thousands)	Traditional Banking	Warehouse Lending	Mortgage Banking	Total Core Banking	Republic Processing Group	Total Company

Net interest income	$52,757	$6,046	$113	$58,916	$1,164	$60,080

Provision for loan and lease losses	669	423	-	1,092	(3)	1,089

Net refund transfer fees	-	-	-	-	17,242	17,242
Mortgage banking income	-	-	2,577	2,577	-	2,577
Republic Processing Group program fees	-	-	-	-	397	397
Gain on call of security available for sale	88	-	-	88	-	88
Other noninterest income	11,171	11	155	11,337	830	12,167
Total noninterest income	11,259	11	2,732	14,002	18,469	32,471

Total noninterest expenses	47,242	1,183	2,559	50,984	7,255	58,239

Income before income tax expense	16,105	4,451	286	20,842	12,381	33,223
Income tax expense	4,934	1,558	100	6,592	4,523	11,115
Net income	$11,171	$2,893	$186	$14,250	$7,858	$22,108

Segment end-of-period assets	$3,520,996	$488,356	$15,635	$4,024,987	$41,232	$4,066,219

Net interest margin	3.22%	3.56%	NM	3.25%	NM	3.23%

Republic Bancorp, Inc. Financial Information
Second Quarter 2016 Earnings Release (continued)

(1) “Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending and Mortgage Banking segments.

(2) The amount of loan fee income included in total interest income was $3.7 million and $2.9 million for the quarters ended June 30, 2016 and 2015. The amount of loan fee income included in total interest income was $13.5 million and $4.7 million for the six months ended June 30, 2016 and 2015.

The amount of loan fee income included in total interest income per quarter was as follows: $3.7 million (quarter ended June 30, 2016); $9.8 million (quarter ended March 31, 2016); $3.1 million (quarter ended December 31, 2015); $2.5 million (quarter ended September 30, 2015); and $2.9 million (quarter ended June 30, 2015).

(3) The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015	Sept. 30, 2015	Jun. 30, 2015
Total stockholders' equity (a)	$595,023	$591,557	$576,547	$574,712	$572,972
Less: Goodwill	16,313	10,168	10,168	10,168	10,168
Less: Mortgage servicing rights	4,998	4,891	4,912	4,968	4,971
Less: Core deposit intangible	1,171	-	-	-	-
Tangible stockholders' equity (c)	$572,541	$576,498	$561,467	$559,576	$557,833

Total assets (b)	$4,646,922	$4,246,765	$4,230,289	$4,035,977	$4,066,219
Less: Goodwill	16,313	10,168	10,168	10,168	10,168
Less: Mortgage servicing rights	4,998	4,891	4,912	4,968	4,971
Less: Core deposit intangible	1,171	-	-	-	-
Tangible assets (d)	$4,624,440	$4,231,706	$4,215,209	$4,020,841	$4,051,080

Total stockholders' equity to total assets (a/b)	12.80%	13.93%	13.63%	14.24%	14.09%
Tangible stockholders' equity to tangible assets (c/d)	12.38%	13.62%	13.32%	13.92%	13.77%

Number of shares outstanding (e)	20,862	20,904	20,897	20,848	20,847

Book value per share (a/e)	$28.52	$28.30	$27.59	$27.57	$27.48
Tangible book value per share (c/e)	27.44	27.58	26.87	26.84	26.76

(4) The efficiency ratio equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls and impairment of investment securities, if applicable.

(5) The cost of deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(6) FTEs – Full time equivalent employees.

(7) The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer